Exhibit 99.5

A Communication from our CEO

On behalf of our entire team and the Board of Directors, it is my pleasure to take a few moments of your time to review 2018 accomplishments as well as our 2019 trajectory. Since our founding we have made significant progress, and the tremendous acceleration of the rate of accomplishments and exciting developments I noted in my October 2018 letter has positively impacted our Q4 2018 results, and the momentum is continuing into 2019.

Significant Accomplishments of 2018

After joining the company mid-2018 and getting a solid Leadership Team in place, our trajectory and rate of accomplishments have significantly accelerated. In the last half of 2018, we were proud to have accomplished the following:

•	6/2018 --- Cliff Emmons appointed as CEO bringing decades of operational expertise in med device and a proven track record of revenue generation
•	7/2018 --- machine learning engineer and other technical personnel added to team
•	8/2018 --- delivery of system to automotive customer
•	9/2018 --- S1 registration statement declared effective
•	9/2018 --- appointment of Karen McNemar as our COO bringing significant operational experience from the medical device industry
•	10/2018 --- application of our technology to 3D printing of metal components
•	10/2018 --- Master Service Agreement signed with key Pharmaceutical customer
•	10/2018 --- installation of equipment for automotive customer complete
•	11/2018 --- additional work scope awarded on structural health monitoring system to enable remote operations off grid
•	11/2018 --- additional work at automotive supplier leads to request for proposal to expand services into data analytics
•	11/2018 --- successful delivery of first phase of work for large Pharmaceutical client; work successfully executed onsite in Asia
•	11/2018 --- IIOT-OXYS, Inc. joins the Industrial Internet Consortium, the premier International Industry Organization that is shaping the future course of the Industrial Internet
•	11/2018 --- IIOT-OXYS, Inc. attends IIC Quarterly Meeting in Beijing and initiates discussions with strategic partner in Asia
•	12/2018 --- IIOT-OXYS, Inc. is asked to submit a second phase of proposed work under the Master Service Agreement with large Pharmaceutical customer
•	12/2018 --- IIOT-OXYS, Inc. in discussions with next three Biotech and Pharma customers with initial discussions on proposed activities well underway

As can be seen, we are making rapid progress towards our stated goal of becoming a leading supplier of Edge Computing, Machine Learning, and Algorithmic Insights.

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Sharpening the 2019 Focus

In addition to the work we continue to do for structural health monitoring and industrial applications, we are committed to expanding our offerings and customer base in Biotech, Medtech, and Pharma. Our goal is to help Biotech, Pharma, and Medical Device companies' operations leaders realize the next wave of productivity & quality assurance gains for their organizations, and become Industry 4.0 compliant. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. IIOT-OXYS, Inc. has a unique value proposition in a fast growing worldwide multi-billion USD market, and has positioned itself with strategic partners for accelerated growth. Again, it is useful to review our strengths in these specific market segments:

•	Our leadership team has significant depth and breadth in these markets spanning decades;
•	Our Cambridge, MA location affords us access to virtually every major multinational firm in these markets with a low cost of sales (in our “backyard”)
•	We have already proven our ability to add value by signing agreements with major firms in this space, with the next three expected soon, and targeting our first ten by the end of 2019

Therefore, we have begun our next great phase of growth as a company to serve these needs at the intersection of AI, Machine Learning, and Healthcare Operations and Production.

Gaining Momentum on the Financial Front

I am pleased to announce we expect 2018 revenues will represent a 3.5 times increase over 2017. This is due to our new Leadership Team focusing on delivery, results, and gaining momentum. We expect the first half of 2019 to be better in terms of revenue growth than the last half of 2018, and significant new contract wins are expected in 2019 within our target market segments of Biotech, Pharma, and Medtech. We continue to expand our efforts in Industrial and structural health monitoring applications as well, thereby providing a diverse and well-balanced customer base but with significant focus areas as well. Overall, we expect 2019 year on year revenue to increase by a greater factor than 2018 year on year revenue, and we are committed to continuing this geometric progression of revenue growth into the future as we rapidly expand.

We are also pleased to announce that we have secured an interim funding in the amount of $55,000 from me and two other founders, through Cambridge MedSpace LLC, a medical industry focused incubator located in Cambridge MA with deep connections to the Biotech, Pharma, and Medtech markets and investor networks. We will continue fundraising activities in 2019 that will enable additional technical and sales staff for expanded revenue growth and to increase our customer base.

Towards a Successful 2019 and Beyond

We are poised for strong growth and performance in 2019. We are setting our sights on adding our next three customers, on our way to our first 10 Biotech, Pharma & MedTech customers by year end, accelerating our business development efforts, starting and sustaining operations in Asia, and of course additional future fund raising activities to fuel and propel this significant growth. We are taking an aggressive approach of nurturing strong organic growth, identifying opportunities for growth through acquisition, and other joint ventures or mergers that could make sense for our business and the value to our shareholders. In closing I would like to thank our investors, customers, and employees for continuing to believe in this vision. We are committed to this course of strong focus on execution, delivery, and growth.

Sincerely,

Cliff Emmons, CEO

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Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” ”likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view” and “would” or the negative of these terms or other comparable terminology. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements. Our forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the risks and uncertainties related to IIOT-OXYS, Inc. that can be found under the heading “Risk Factors” in our most recent annual report on Form 10-K and other filings with the SEC. These forward-looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements. As a public reporting entity, IIOT-OXYS, Inc. files periodic reports with the SEC. For additional financial and other important information pertaining to the Company, individuals can visit www.sec.gov.

Contact:

Clifford L. Emmons

CEO

IIOT-OXYS, Inc.

contact@oxyscorp.com

www.oxyscorp.com

www.herelab.io

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